Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the General Comptroller’s Office

and the Board of Directors of

Petróleos Mexicanos:

We consent to the use of our report dated April 28, 2017 relating to the consolidated financial statements of Petróleos Mexicanos, Productive State-Owned Subsidiaries and Subsidiary Companies (“PEMEX”) incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form F-4.

Castillo Miranda y Compañía, S.C. (BDO Mexico)

/S/ JOSE LUIS VILLALOBOS ZUAZUA
C.P.C. Jose Luis Villalobos Zuazua Partner Mexico City, Mexico February 12, 2018